Exhibit 23.2

Danny Chan
President
10225 Barnes Canyon Road, Suite A211
San Diego, CA 92121

Dear Mr. Chan,

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Registration Statement of AutoBrag, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated March 19, 2008, as of December 31, 2006 and December 31, 2007,  We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ KCCW Accountancy Corp.

San Gabriel, California
September 9, 2008